Exhibit 10.1

Amendment No. 1 to Second Amended and Restated Inventory Financing and Purchase Money Security Agreement

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INVENTORY FINANCING AND PURCHASE MONEY SECURITY AGREEMENT (this "Amendment") is entered into by and between Rush Truck Leasing, Inc. ("RTL") and PACCAR Leasing Company, a division of PACCAR Financial Corp. ("PLC") as of April 9, 2024 (the "Effective Date”) to amend that certain Second Amended and Restated Inventory Financing and Purchase Money Security Agreement Paper Loan Agreement dated as of November 1, 2023 (the “Second Amended and Restated VIP Agreement”).

The parties agree as follows.

1.	Change in Commitment. Section 2.5 of the Second Amended and Restated VIP Agreement is hereby deleted in its entirety and replaced with the following:

2.5

"Commitment" - The maximum amount PLC has agreed to loan to RTL, subject to the other terms and conditions of this Agreement. The Commitment shall be Three Hundred Seventy-Five Million and No/100 Dollars ($375,000,000.00). For the avoidance of doubt, the Commitment under this Agreement is separate and distinct from PLC’s commitment under the LRL Agreement.

2.	Ratification. Except as expressly amended herein, the Second Amended and Restated VIP Agreement is ratified and confirmed in all respects.

3.

Counterparts. This Amendment may be executed in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Electronic signatures shall be treated as originals.

[Signature Page Follows]

The parties hereto have executed this Amendment as of the day and year first written above.

PACCAR LEASING COMPANY, a division of PACCAR FINANCIAL CORP. By: /s/ K. A. Roemer Name: K. A. Roemer Title: President	RUSH TRUCK LEASING, INC. By: /s/ W.M. “Rusty” Rush Name: W.M. “Rusty” Rush Title: President and Chief Executive Officer